Exhibit 99.1

NEWS RELEASE

Contact:

Frederick J. Turcotte
Vice President - Investor Relations
OneBeacon Insurance Company
Tel: 617-725-7136
Email: ir@onebeacon.com

ONEBEACON REPORTS FOURTH-QUARTER AND FULL-YEAR 2006  FINANCIAL RESULTS

Hamilton, Bermuda — (PRNewswire — First Call) — February 2, 2007 — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported year-end 2006 book value per share of $17.77.  Adjusted for the economic defeasance of the Company’s preferred stock, year-end book value per share was $17.20, reflecting comprehensive return on equity of 20.8% and operating return on equity of 13.9%.  These adjusted amounts are non-GAAP financial measures which are described in more detail later in this release.

Commenting on the Company’s performance, President and CEO Mike Miller said, “OneBeacon’s disciplined underwriting, focus on specialized businesses, and total-return investment philosophy drove strong results in 2006.  We achieved an underwriting profit in our primary insurance operations segment for the fourth consecutive year with a combined ratio of 96.3%, and we continued to benefit from exceptional investment results, with total return on investments of 7.9%.  The year also marked a major milestone for the Company, culminating in November with the successful completion of our initial public offering and listing on the New York Stock Exchange.  OneBeacon begins 2007 well positioned for profitable growth.”

Adjusted for the economic defeasance of the Company’s mandatorily redeemable preferred stock, comprehensive net income for the quarter was $102 million, net income was $66 million or $0.66 per share and operating income was $28 million or $0.28 per share.

Adjusted for the economic defeasance of the Company’s mandatorily redeemable preferred stock, comprehensive net income for the full year 2006 was $333 million, net income was $304 million or $3.04 per share and operating income was $198 million or $1.98 per share.

Due to the internal reorganization and other transactions that were completed in anticipation of and in conjunction with the initial public offering of the Company in November 2006, year-over-year comparisons of the consolidated results of the Company are not meaningful.  Year-over-year comparisons of the primary insurance operations segment results, however, are meaningful, as provided in the commentary that follows.

Primary Insurance Operations

Primary insurance operations pre-tax income for the fourth quarter of 2006 was $94 million, compared to $54 million for the fourth quarter of 2005.  The GAAP combined ratio was 98.3% for the fourth quarter of 2006, compared to 93.9% for the fourth quarter of 2005. The increase in pre-tax income was primarily due to higher realized investment gains, as 2005 reflected a $55 million impairment loss on the Company’s investment in Montpelier Re Holdings, Ltd. (Montpelier Re).  The increase in the combined ratio in the fourth quarter of 2006 was driven by higher incentive compensation costs and expenses associated with actions taken to optimize long-term occupancy costs, including the Company’s move to its new U.S. headquarters in Canton, Massachusetts.

Pre-tax income in the full year 2006 was $435 million, compared to $398 million in 2005. The GAAP combined ratio was 96.3% for 2006, compared to 98.6% in 2005.  The 2006 combined ratio reflected lower catastrophe losses and lower prior year loss reserve development.  In addition to the impairment mentioned above, 2005 results included a $54 million gain from the settlement of the retiree medical plan funded through an independent benefit trust, and a $35 million special dividend from Montpelier Re.

Net written premium in the fourth quarter of 2006 decreased 6.5% to $432 million from $462 million in the prior year period.  Excluding the Agri business, which was sold in a renewal rights agreement in the third quarter of 2006, net written premium decreased 2.1%, reflecting an 11.9% increase in specialty lines, a 9.2% increase in commercial lines, and a 15.3% decrease in personal lines.

Net written premium for the full year 2006 decreased 1.6% to $1,958 million, from $1,989 million in 2005.  Excluding the Agri business, net written premium for the full year 2006 decreased 0.6%, reflecting a 12.3% increase in specialty lines, a 9.8% increase in commercial lines and a 12.0% decrease in personal lines.

Mike Miller commented, “We experienced strong premium growth in our specialty and commercial lines, driven by healthy new business and improved retention rates.  That growth was offset by decreases at AutoOne, reflecting dramatic declines in assigned risk pools. Our traditional personal lines premiums were also lower because of the increasingly competitive auto market. However, subsequent to the launch of our new OneChoice product suite, which has been embraced by our agency partners, new business and retention continued to improve in the third and fourth quarters and we anticipate sustaining that momentum going forward.  With regard to underwriting results, we continued to deliver very strong and stable loss ratios across all three underwriting units.”

In the fourth quarter of 2006, the Company began to include OneBeacon Specialty Property (OBSP) within commercial lines and AutoOne Insurance (AutoOne) within personal lines.  Both OBSP and AutoOne were formerly reported in specialty lines. The reporting change was undertaken to better align the reported results of OneBeacon’s underwriting units with their product and management structure.  Prior periods have been reclassified to conform to the current presentation.

Consolidated Investment Operations

The GAAP total return on invested assets was 2.7% for the fourth quarter of 2006 and 7.9% for the full year, compared to 1.0% and 3.5% for comparable periods in 2005.

Total investments at December 31, 2006 were $5,213 million, an increase of $448 million compared to December 31, 2005.  Included in total investments at December 31, 2006, were $339 million of investments to economically defease the Company’s mandatorily redeemable preferred stock.

Company to Host Conference Call

OneBeacon will conduct its fourth-quarter and year-end 2006 conference call for analysts and investors at 10:00 a.m. EST Friday, February 2.  President and Chief Executive Officer Mike Miller and Chief Financial Officer Paul McDonough will host the call.  The Company will discuss 2006 results and its long-term financial goals.  A copy of the earnings release, a slide presentation to be referenced during the call and a financial supplement will be available on the company’s Web site www.onebeacon.com prior to the call.  An audio playback of the teleconference will be available on the site shortly following the Webcast.

OneBeacon Insurance Group offers a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s principal business office is in Boston, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Prospectus dated November 8, 2006, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that will be redeemed in 2007 and $300 million of preferred stock that will be redeemed in May of 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 15.

Adjusted comprehensive netincome is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income to adjusted comprehensive net income is included on page 16.

Operating income orloss is a non-GAAP financial measure that excludes net realized investment gains or losses and the related tax effect from net income or loss.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income or loss to operating income or loss is included on page 16.

Operating income or loss per commonshare is calculated by dividing operating income or loss (a non-GAAP financial measure described above) by the number of common shares outstanding.  OneBeacon believes that operating income or loss per share provides investors with a valuable measure of the Company’s operating performance for the same reasons that it believes that operating income or loss is a meaningful measure of the Company’s performance.  Net income per share is the most directly comparable GAAP measure. The reconciliation of operating income or loss per common share to net income or loss per share is included on page 16.

Adjusted operating income or loss is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income or loss (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income or loss is a useful supplement to understanding the Company’s earnings and profitability.  The reconciliation of net income or loss to adjusted operating income or loss is included on page 16.

Adjusted operating income or loss per share is calculated by dividing adjusted operating income or loss (a non-GAAP financial measure described above) by the number of common shares outstanding.  OneBeacon believes that adjusted operating income or lossper shareis a useful supplement to understanding the Company’s earnings and profitability.  The reconciliation of net income or loss per share to adjusted operating income or loss per share is included on page 16.

Average adjusted common shareholders’ equity, which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 17.

Comprehensive return on average common shareholders’ equity is calculated by dividing comprehensive net income by average common shareholders’ equity. OneBeacon believes that comprehensive return on average common shareholders’ equityprovides investors with a valuable alternative measure of the Company’s earnings and profitability.  The calculation of comprehensive return on average common shareholders’ equityis included on page 17.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equityis a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 17.

Average common shareholders’ equity excluding accumulated comprehensive income items (AOCI),which is used in calculating operating returns, is derived by excluding AOCI from common shareholders’ equity, the most closely comparable GAAP measure. OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses which may be heavily influenced by investment market conditions when analyzing certain performance measures.  The reconciliation of common shareholders’ equity to common shareholders’ equity excluding AOCI is included on page 17.

Average adjusted common shareholders’ equity excluding AOCI,which is used in calculating adjusted operating returns, is derived by excluding AOCI and the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures.  The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding AOCI is included on page 17.

Operating return on average common shareholders’ equity excluding AOCI is calculated by dividing operating income (a non-GAAP financial measure described above) by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). OneBeacon believes that operating return on average common shareholders’ equity excluding AOCI provides investors with a valuable alternative measure of the Company’s operating performance for the same reasons that it believes that operating income or loss and operating income or loss per share are meaningful alternative measures of the Company’s performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of operating return on average common shareholders’ equity excluding AOCI is included on page 17.

Adjusted operating return on average common shareholders’ equity excluding AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average common shareholders’ equity excluding AOCI is included on page 17.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including OneBeacon’s final prospectus dated November 8, 2006

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	December 31,	September 30,	December 31,
	2005	2006	2006
Assets

Available-for-sale investments
Fixed maturity investments	$3,690.4	$3,166.0	$3,539.7
Common equity securities	591.3	672.3	737.1
Short-term investments	207.6	491.9	319.0
Held-to-maturity investments
Fixed maturity investments	—	—	305.0
Short-term investments	—	—	33.8
Other investments	275.2	248.5	278.1

Total investments	4,764.5	4,578.7	5,212.7

Cash	44.1	79.2	41.5
Reinsurance recoverable on unpaid losses	3,120.9	2,926.8	2,842.6
Reinsurance recoverable on paid losses	24.3	6.3	32.4
Premiums receivable	605.1	678.0	517.1
Securities lending collateral	447.1	414.3	528.8
Deferred acquisition costs	204.4	242.7	183.8
Investments in unconsolidated affiliates	168.0	181.8	—
Intercompany debt receivable	76.6	292.2	—
Accrued investment income	46.2	34.4	34.8
Ceded unearned premiums	28.0	23.1	38.2
Accounts receivable on unsettled investment sales	2.9	212.3	6.7
Other assets	448.2	398.8	430.8
Assets of discontinued operations	272.4	—	—

Total assets	$10,252.7	$10,068.6	$9,869.4

Liabilities

Loss and loss adjustment expense reserves	$5,354.3	$4,941.9	$4,837.7
Unearned premiums	1,042.8	1,160.0	985.2
Debt	744.9	760.1	759.5
Securities lending payable	447.1	414.3	528.8
Preferred stock subject to mandatory redemption (redemption value $320.0)	234.0	254.5	262.3
Ceded reinsurance payable	77.1	67.0	71.9
Accounts payable on unsettled investment purchases	1.9	219.3	11.5
Other liabilities	588.4	556.2	635.3
Liabilities of discontinued operations	202.2	—	—

Total liabilities	8,692.7	8,373.3	8,092.2

Common Shareholders’ Equity

Common shares and paid-in surplus	1,169.8	1,117.0	1,115.9
Retained earnings	232.6	434.0	474.5
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	163.1	142.8	173.0
Net unrealized foreign currency translation gains (losses)	(1.6)	4.9	11.8
Other comprehensive income (loss) items	(3.9)	(3.4)	2.0

Total common shareholders’ equity	1,560.0	1,695.3	1,777.2

Total liabilities and common shareholders’ equity	$10,252.7	$10,068.6	$9,869.4

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
($ in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
Revenues:
Earned premiums	$521.3	$485.9	$2,012.7	$2,075.9
Net investment income	49.5	43.4	236.8	191.8
Net realized investment gains (losses)	(24.6)	58.6	123.2	163.6
Net other revenues (expenses)	3.9	(9.6)	24.1	38.8

Total revenues	550.1	578.3	2,396.8	2,470.1

Expenses:
Loss and loss adjustment expenses	374.1	289.0	1,390.4	1,283.6
Policy acquisition expenses	93.7	82.5	349.3	379.9
Other underwriting expenses	34.4	106.2	263.4	360.1
General and administrative expenses	(2.4)	3.7	8.4	15.3
Accretion of fair value adjustment to loss and loss adjustment expense reserves	6.5	5.7	26.0	23.0
Interest expense on debt	11.1	10.8	44.1	45.6
Interest expense—dividends on preferred stock subject to mandatory redemption	7.6	7.6	30.3	30.3
Interest expense—accretion on preferred stock subject to mandatory redemption	6.0	7.7	22.1	28.3

Total expenses	531.0	513.2	2,134.0	2,166.1

Pre-tax income	19.1	65.1	262.8	304.0

Income tax provision	(2.8)	(14.4)	(82.1)	(68.9)

Net income from continuing operations before minority interest and equity in earnings of unconsolidated affiliate	16.3	50.7	180.7	235.1

Equity in earnings of unconsolidated affiliate	(1.6)	1.7	5.6	10.3

Net income from continuing operations	14.7	52.4	186.3	245.4

Net income from discontinued operations	1.6	—	25.2	1.2
Gain on sale of discontinued operations, net of tax	(1.4)	—	21.1	—

Net income	14.9	52.4	232.6	246.6

Change in net unrealized gains on investments	(14.2)	28.7	(117.9)	15.5
Change in foreign currency translation	(2.8)	6.7	(25.2)	13.2
Change in other comprehensive income items	(1.7)	(0.2)	(1.7)	0.3

Comprehensive net income (loss)	$(3.8)	$87.6	$87.8	$275.6

Earnings per share—basic and diluted
Income from continuing operations	$0.15	$0.52	$1.86	$2.45
Income from discontinued operations	0.02	—	0.25	0.01
Gain from sale of discontinued operations	(0.01)	—	0.21	—
Net income	$0.15	$0.52	$2.33	$2.47
Weighted average number of common shares outstanding (1)	100.0	100.0	100.0	100.0

(1)             On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million  and reduced the par value from $1.00 to $0.01.  The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT INCOME STATEMENT
($ in millions)
(Unaudited)

For the Year Ended December 31, 2005	Primary	Affiliate
	Insurance	Quota
	Operations	Shares (1)	Other	Total
Revenues:
Earned premiums	$1,988.2	$24.5	$—	$2,012.7
Net investment income	232.5	—	4.3	236.8
Net realized investment gains (losses)	124.2	—	(1.0)	123.2
Net other revenues (expenses)	14.7	—	9.4	24.1

Total revenues	2,359.6	24.5	12.7	2,396.8

Expenses:
Loss and loss adjustment expenses	1,335.6	54.8	—	1,390.4
Policy acquisition expenses	360.5	(11.2)	—	349.3
Other underwriting expenses	263.4	—	—	263.4
General and administrative expenses	1.1	—	7.3	8.4
Accretion of fair value adjustment to loss and lae reserves	—	—	26.0	26.0
Interest expense on debt	1.4	—	42.7	44.1
Interest expense—dividends and accretion on preferred stock subject to mandatory redemption	—	—	52.4	52.4

Total expenses	1,962.0	43.6	128.4	2,134.0

Pre-tax income (loss)	$397.6	$(19.1)	$(115.7)	$262.8

For the Year Ended December 31, 2006	Primary	Affiliate
	Insurance	Quota
	Operations	Shares (1)	Other	Total
Revenues:
Earned premiums	$1,944.0	$131.9	$—	$2,075.9
Net investment income	182.3	—	9.5	191.8
Net realized investment gains (losses)	165.3	—	(1.7)	163.6
Net other revenues (expenses)	21.8	—	17.0	38.8

Total revenues	2,313.4	131.9	24.8	2,470.1

Expenses:
Loss and loss adjustment expenses	1,180.3	103.3	—	1,283.6
Policy acquisition expenses	332.3	47.6	—	379.9
Other underwriting expenses	360.1	—	—	360.1
General and administrative expenses	3.3	—	12.0	15.3
Accretion of fair value adjustment to loss and lae reserves	—	—	23.0	23.0
Interest expense on debt	2.9	—	42.7	45.6
Interest expense—dividends and accretion on preferred stock subject to mandatory redemption	—	—	58.6	58.6

Total expenses	1,878.9	150.9	136.3	2,166.1

Pre-tax income (loss)	$434.5	$(19.0)	$(111.5)	$304.0

(1)             The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT INCOME STATEMENT
($ in millions)
(Unaudited)

For the Three Months Ended December 31, 2005	Primary	Affiliate
	Insurance	Quota
	Operations	Shares (1)	Other	Total
Revenues:
Earned premiums	$496.4	$24.9	$—	$521.3
Net investment income	47.5	—	2.0	49.5
Net realized investment gains (losses)	(24.1)	—	(0.5)	(24.6)
Net other revenues (expenses)	0.9	—	3.0	3.9

Total revenues	520.7	24.9	4.5	550.1

Expenses:
Loss and loss adjustment expenses	341.1	33.0	—	374.1
Policy acquisition expenses	90.6	3.1	—	93.7
Other underwriting expenses	34.4	—	—	34.4
General and administrative expenses	0.4	—	(2.8)	(2.4)
Accretion of fair value adjustment to loss and lae reserves	—	—	6.5	6.5
Interest expense on debt	0.3	—	10.8	11.1
Interest expense—dividends and accretion on preferred stock subject to mandatory redemption	—	—	13.6	13.6

Total expenses	466.8	36.1	28.1	531.0

Pre-tax income (loss)	$53.9	$(11.2)	$(23.6)	$19.1

For the Three Months Ended December 31, 2006	Primary	Affiliate
	Insurance	Quota
	Operations	Shares (1)	Other	Total
Revenues:
Earned premiums	$485.9	$—	$—	$485.9
Net investment income	40.2	—	3.2	43.4
Net realized investment gains (losses)	59.8	—	(1.2)	58.6
Net other revenues (expenses)	(13.4)	—	3.8	(9.6)

Total revenues	572.5	—	5.8	578.3

Expenses:
Loss and loss adjustment expenses	289.0	—	—	289.0
Policy acquisition expenses	82.5	—	—	82.5
Other underwriting expenses	106.2	—	—	106.2
General and administrative expenses	1.1	—	2.6	3.7
Accretion of fair value adjustment to loss and lae reserves	—	—	5.7	5.7
Interest expense on debt	0.1	—	10.7	10.8
Interest expense—dividends and accretion on preferred stock subject to mandatory redemption	—	—	15.3	15.3

Total expenses	478.9	—	34.3	513.2

Pre-tax income (loss)	$93.6	$—	$(28.5)	$65.1

(1)             The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF GAAP RATIOS AND PREMIUMS(1)
($ in millions)
(Unaudited)

Twelve Months Ended December 31, 2005	Primary Insurance Operations
	Specialty	Commercial	Personal	Total(2)
GAAP Ratios
Loss and loss adjustment expenses	55.1%	58.9%	62.0%	67.2%
Expense	29.8%	38.4%	28.8%	31.4%
Total Combined	84.9%	97.3%	90.8%	98.6%
Dollars in millions
Net written premiums	$416.3	$654.4	$910.2	$1,988.6
Earned premiums	$391.7	$654.7	$933.7	$1,988.2

Twelve Months Ended December 31, 2006	Primary Insurance Operations
	Specialty	Commercial	Personal	Total(2)
GAAP Ratios
Loss and loss adjustment expenses	54.7%	56.0%	63.5%	60.7%
Expense	34.3%	39.0%	32.4%	35.6%
Total Combined	89.0%	95.0%	95.9%	96.3%
Dollars in millions
Net written premiums	$437.6	$718.3	$800.6	$1,957.6
Earned premiums	$432.3	$689.3	$822.3	$1,944.0

Three Months Ended December 31, 2005	Primary Insurance Operations
	Specialty	Commercial	Personal	Total(2)
GAAP Ratios
Loss and loss adjustment expenses	46.1%	38.7%	58.8%	68.7%
Expense	23.9%	28.9%	23.5%	25.2%
Total Combined	70.0%	67.6%	82.3%	93.9%
Dollars in millions
Net written premiums	$98.9	$155.4	$205.8	$461.6
Earned premiums	$105.5	$166.0	$223.5	$496.4

Three Months Ended December 31, 2006	Primary Insurance Operations
	Specialty	Commercial	Personal	Total(2)
GAAP Ratios
Loss and loss adjustment expenses	52.8%	50.4%	65.3%	59.5%
Expense	39.5%	42.8%	35.1%	38.8%
Total Combined	92.3%	93.2%	100.4%	98.3%
Dollars in millions
Net written premiums	$87.5	$169.5	$174.3	$431.6
Earned premiums	$111.3	$177.7	$197.6	$485.9

(1)             During the fourth quarter of 2006 to better align with OneBeacon’s business and product management structure, OneBeacon repositioned the reporting of AutoOne to personal lines and OneBeacon Specialty Property to commercial lines.  Both AutoOne and OneBeacon Specialty Property were formerly reported in specialty lines.

(2)             Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE
(in millions, except per share amounts)
(Unaudited)

			Pro Forma
	December 31,	September 30,	September 30,	December 31,
	2005	2006	2006(1)	2006
Numerator
Common shareholders’ equity	$1,560.0	$1,695.3	$1,683.3	$1,777.2
Remaining adjustment of subsidiary preferred stock to face value	(86.0)	(65.5)	(65.5)	(57.7)
Adjusted common shareholders’ equity(3)	$1,474.0	$1,629.8	$1,617.8	$1,719.5

Denominator
Common shares outstanding(2)	100.0	100.0	100.0	100.0

Book value per common share	$15.60	$16.95	$16.83	$17.77

Adjusted book value per common share(3)	$14.74	$16.30	$16.18	$17.20

(1)             The pro forma data as of September 30, 2006 has been derived by application of pro forma adjustments related to the internal reorganization and other transactions that were completed in anticipation of and in conjunction with the initial public offering of the Company.  See the Company’s Prospectus dated November 8, 2006 for a further description of pro forma adjustments.

(2)             On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01.  The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

(3)             Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures on page 6.

ONEBEACON INSURANCE GROUP, LTD.
ADJUSTED COMPREHENSIVE NET INCOME, NET INCOME AND OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2006

Comprehensive net income	$87.6	$275.6

Adjusting Items:
Defeasance account income, net of tax(1)	(1.4)	(1.4)
Preferred stock accretion and dividends	15.3	58.6
Adjusted comprehensive net income(2)	$101.5	$332.8

	Three Months Ended	Twelve Months Ended
	December 31, 2006

Net income	$52.4	$246.6

Adjusting Items:
Defeasance account income, net of tax(1)	(1.4)	(1.4)
Preferred stock accretion and dividends	15.3	58.6
Adjusted net income(2)	$66.3	$303.8

Common shares outstanding	100.0	100.0

Net income per share	$0.52	$2.47

Adjusted net income per share(2)	$0.66	$3.04

	Three Months Ended	Twelve Months Ended
	December 31, 2006

Net income	$52.4	$246.6

Less:
Net realized investment gains	(58.6)	(163.6)
Tax effect on net realized investment gains	20.5	57.3
Operating income(2)	$14.3	$140.3

Adjusting Items:
Defeasance account income, net of tax(1)	(1.4)	(1.4)
Preferred stock accretion and dividends	15.3	58.6
Adjusted operating income(2)	$28.2	$197.5

Common shares outstanding	100.0	100.0

Operating income per share(2)	$0.14	$1.40

Adjusted operating income per share(2)	$0.28	$1.98

(1)             Tax effect is 35%.

(2)             Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures on page 6.

ONEBEACON INSURANCE GROUP, LTD.
ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY
($ in millions)
(Unaudited)

For the Twelve
Months Ended
December 31, 2006
Numerator
Comprehensive net income	$275.6

Adjusted comprehensive net income(1)	$332.8

	As of	As of
	December 31, 2005	December 31, 2006
Denominator
Common shareholders’ equity	$1,560.0	$1,777.2

Less:
Remaining adjustment of subsidiary preferred stock to face value	(86.0)	(57.7)
Adjusted common shareholders’ equity(1)	$1,474.0	$1,719.5

Average common shareholders’ equity		$1,668.6

Average adjusted common shareholders’ equity(1)		$1,596.8

Comprehensive return on average common shareholders’ equity		16.5%

Adjusted comprehensive return on average adjusted common shareholders’ equity(1)		20.8%

For the Twelve
Months Ended
December 31, 2006
Numerator
Operating income	$140.3

Adjusted operating income(1)	$197.5

	As of	As of
	December 31, 2005	December 31, 2006
Denominator
Common shareholders’ equity	$1,560.0	$1,777.2

Less:
Accumulated other comprehensive income (AOCI)	(157.6)	(186.8)
Common shareholders’ equity excluding AOCI(1)	$1,402.4	$1,590.4

Less:
Remaining adjustment of subsidiary preferred stock to face value	(86.0)	(57.7)
Adjusted common shareholders’ equity excluding AOCI(1)	$1,316.4	$1,532.7

Average common shareholders’ equity excluding AOCI(1)		$1,496.4

Average adjusted common shareholders’ equity excluding AOCI(1)		$1,424.6

Operating return on average common shareholders’ equity excluding AOCI(1)		9.4%

Adjusted operating return on average adjusted common shareholders’ equity excluding AOCI(1)		13.9%

(1)             Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures on page 6.